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                                                                   EXHIBIT 10.58

                         MASTER LEASE TABLE OF CONTENTS


Section 1 Reference Data
          Section 1.1 Reference Information
          Section 1.2 Exhibits
Section 2 Premises and Term
          Section 2.1 Premises
          Section 2.2 Term
          Section 2.3 Option to Extend Term
Section 3 Non-divisibility of Marina and Dockside Leases
          Section 3.1 Non-divisibility of Marina and Dockside Leases
Section 4 Rent
          Section 4.1 Annual Rent
          Section 4.2 Extension Rent
          Section 4.3 Extension Rent Terms
Section 5 Passenger Fees
          Section 5.1 Passenger Fees
          Section 5.2 Accuracy of Passenger Count
Section 6 Right of First Refusal
          Section 6.1 Right of First Refusal
Section 7 Miscellaneous
          Section 7.1 Site Review
          Section 7.2 Earnest Money
          Section 7.3 Hotel Packages and Marketing
          Section 7.4 Exclusivity













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                           MASTER AGREEMENT AND LEASE

                                    SECTION 1

                                 Reference Data

Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

         Date of This Lease: April 29, 1999

         Facility: The maritime/commercial real property located at the Dockside Restaurant and dock facilities attached thereto at 53 South Street and 110 School Street, Hyannis, Massachusetts, described in Exhibit I.

         Premises: Those portions of the Facility described in Exhibit II, Property Lease; and Exhibit III, Marina Lease.

         Landlord: Shoestring Properties Limited Partnership, "SP"

         Address of Landlord: 297 North Street, Hyannis, Massachusetts 02601

         Tenant: Leisure Time Cruise Corporation

         Address of Tenant:        1284 Miller Road, Avon, Ohio 44011; and
                                   4258 Communications Drive, Norcross, GA 30093

         Vessel: Any Vessel(s) owned or chartered by Tenant or Affiliates

         Berth:   That portion of the Premises designated for the Vessel in
         Exhibit III, Marina Lease.

         Landlord's Representative: Stuart A. Bornstein

         Tenant's Representative: Leisure Lady Cruise, LLC

         Brokers: Mark Doran, and Edward O'Sullivan

         Term Commencement Date:   May 1, 1999

         Extension Term: Five two-year extensions

         Permitted Uses: The Premises are to be used for the purpose of berthing the Vessel for port to port and excursion cruises and operating a restaurant and ancillary activities and for no other use or purpose.


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         Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

         Exhibit I         Property Description
         Exhibit II        Property Lease
         Exhibit III       Marina Lease



                                    SECTION 2

                                Premises and Term

         Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

         Section 2.2. Term. TO HAVE AND TO HOLD for a term beginning on the "Term Commencement Date", and continuing until April 30, 2000, unless sooner terminated as herein provided.

         Section 2.3. Option to Extend Term. Tenant shall have the option to extend the term of this Lease for the Extension Term, provided (i) no material default in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (ii) Tenant shall give written notice to Landlord of its exercise of such option at least sixty (60) days of the prior term's expiration date. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that (a) Tenant shall have no option to extend the term of the Lease beyond the Extension Term and (b) Annual Rent for the Extension Term shall be Extension Rent, as defined in Section 4.2, as of the first day of the Extension Term but in no event less than the Annual Rent in effect in the last year of the original term.


                                    SECTION 3

                 Non-divisibility of Marina and Dockside Leases

         Section 3.1 Non-divisibility of Marina and Dockside Leases. This Master Lease is comprised of two parts, a Marina lease and a Dockside lease. The Marina lease and the Dockside lease are indivisible and to be treated as one lease. The terms of both the Marina lease and the Dockside lease shall apply to the other and shall be legally binding on both. All rights and remedies given under either the Marina lease or the Dockside lease shall apply to both leases. A default of the terms on either the Marina lease or the Dockside lease shall be treated by the Landlord as a default on both leases. Under no condition shall one lease continue after the other lease has terminated.

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                                    SECTION 4

                                      Rent

         Section 4.1. The Rent. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct.

         The first year's rent for the Dockside Restaurant and the Marina and facilities shall be TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00).

         Dock rentals from the Marina shall be paid to Landlord immediately upon receipt and will eventually be applied towards rent. Deduction of all dock rental fees from the balance of the rent shall occur on July 15, 1999. A fee of FIVE PERCENT (5%) shall be paid to the dock-master for collection of rents. The dock-master fee shall not be applied towards rent. The Lessor estimates the dock rentals will be between $60,000.00 and $80,000.00 per year.

         Rent shall be paid in four installments due on April 15, May 15, June 15, and July 15 of each year. The first year's rent shall be $25,000.00 on April 15, 1999; $25,000.00 on May 15, 1999; $25,000.00 on June 15, 1999; and the
balance of the rent less dock rental fees on July 15, 1999.

         Section 4.2. Extension Rent. "Extension Rent" shall be computed as of the date of the commencement of the extension term. Tenant must notify Landlord in writing of intention to extend lease or not to extend lease at least sixty
(60) days prior to the expiration of the previous Lease term. If such written notice is not given at least sixty (60) days prior to the expiration of the previous Lease term Landlord may exercise right not to grant extension. If Tenant sends notice of intention to extend rent, such notice shall legally bind Tenant to a new rent term. If during the first term the Tenant does not exercise the right to extend the Lease, Tenant shall vacate and "Yield Up" the premises on March 1, 2000.

         Section 4.3. Extension Rent Terms. Tenant shall have the right to extend the term of the lease by five two-year extensions. The five two-year extensions shall be at the rate of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) per year. If anytime during the first year of any two year extension the Tenant is unable to operate its excursion cruises out of the Premise's facilities, due to intervention by any governmental authority; Landlord shall terminate the second year of the two-year lease, if written notice of said intervention is given to Landlord sixty (60) days prior to the commencement of the second year of the two-year extension. If such written notice is not given sixty (60) days prior to the commencement of the second year of the two-year extension tenant shall remain responsible for all rents due on the second year of the extension lease.

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                                    SECTION 5

                                 Passenger Fees

         Section 5.1. Passenger Fees. Passenger fees are in addition to all rents paid. Tenant shall pay passenger fees to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct. Passenger fees apply to any Vessel owned or chartered by Tenant or Affiliates.

         For the first year of the lease, annual passenger fees shall be $3.00 per passenger for the first 50,000 passengers; after 50,000 passengers, the fee will be $3.25 per passenger; after 100,000 passengers the fee will go to $4.00 per passenger. Tenant's minimum payment is for 50,000 passengers per year. If in the first year of the lease Tenant and Affiliates do not disembark a total of 50,000 passengers because they were shut down by governmental authorities; Tenant shall pay TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,0000) and passenger fees on the passengers it did disembark in the first year at $3.00 per passenger up to ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00).

         For the five two-year terms covered under the "Lease Extension", annual passenger fees shall be $3.00 per passenger for the first 50,000 passengers; after 50,000 passengers, the fee will be $3.50 per passenger; after 100,000 passengers the fee will go to $4.00 per passenger. Lessee's minimum payment is to be calculated at SEVENTY-FIVE (75%) of the previous year's passenger count, or 50,000 passengers per year; whichever is greater.

         Annual passenger count shall be calculated each year beginning with the commencement date of the original lease. The Tenant shall maintain a daily ledger containing a running total of the passenger count beginning on the commencement date of the original lease. Passenger fees shall be paid to Landlord according to this running total on a monthly basis. After three years, if the annual passenger count does not exceed 100,000 the Landlord has the right to terminate the lease or negotiate a new lease at Landlord's option.

         Section 5.2. Accuracy of Passenger Count. If the passenger count is off by three (3%) there shall be a $2.00 per passenger penalty for that monthly passenger count in addition to the normal passenger count rate. Tenant shall pay any passenger fee penalty to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct.


                                    SECTION 6

                             Right of First Refusal


         Section 6.1 Right of First Refusal. Lessee shall have the right of first refusal to purchase the property if the property is to be sold for less than SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00).

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                                    SECTION 7

                                  Miscellaneous

         Section 7.1. Site Review. Lessor shall exercise due diligence to provide information for Site Review.

         Section 7.2. Earnest Money. Lessee shall pay FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) earnest money. If lease is signed the $5,000.00 in earnest money shall be applied to the first month's rent. If the lease is not signed, then the earnest money shall be retained by the Lessor.

         Section 7.3 Hotel Packages and Marketing. Tenant shall designate a hotel of Landlord's choice as the "Recommended Hotel of Choice" for Tenant's operations on Cape Cod. Landlord shall be granted the right of first refusal for SEVENTY PERCENT (70%) of annual hotel package arrangements in conjunction with Tenant's operations on Cape Cod. Landlord retains the exclusive right to control all hotel marketing on the leased property.

          Section 7.4. Exclusivity. During the term of this Lease, the Tenant shall have the right of first refusal on any lease space offered by the Landlord to anyone engaged in the same business as the Vessel.


         WITNESS the execution hereof under seal as of the day and year first above written.



                                      LANDLORD.
                                      Shoestring Properties Limited Partnership

                                      BY:    /s/
                                         --------------------------------------

                                      TENANT
                                      Leisure Time Cruise Corporation


                                      BY:    /s/
                                         --------------------------------------

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                                    EXHIBIT I

                              PROPERTY DESCRIPTION

PARCEL I

The land with the buildings and improvements thereon, situated in Barnstable (Hyannis), Barnstable County, Massachusetts as follows:

SOUTHERLY                  by Lewis Bay
WESTERLY                   by School Street
NORTHERLY                  by South Street; and
EASTERLY                   by land now or late of Isabel Crowell, widow of
                           Alphonso Crowell.

Parcel 1 being the same premises shown on a plan of land entitled "Plan of Land in Hyannis-Barnstable, Mass. Belonging to Lewis Bay Lodge, Inc., Scale 1 in. = 50 ft. Dec 20, 1961, John C. O'Toole, Surveyor" and recorded with said Deeds in Plan Book 167 Page 41, to which plan reference is made for a more particular description of the said parcel.

Together with all littoral rights appurtenant thereto.

Together with all rights over the streets and ways as shown on said plan in common with all others lawfully entitle to use the same, for all purposes for which streets or ways are commonly used in the Town of Barnstable, Massachusetts.

PARCEL II

The land located in Barnstable (Hyannis) bounded and described as follows:

BEGINNING at a point in the southerly line of South Street. Said point being a Land Court Bound found at the northwesterly corner of the herein described premises;

THENCE S. 82 degrees 01'00"E., by the southerly line of South Street seventy-seven and seventy-one hundredths (77.71) feet to a concrete bound found at the beginning of a curve which connects said line of South Street to the westerly line of School Street;

THENCE easterly, southeasterly and southerly by said line of School Street and a curve to the right having a radius of twenty and sixty-two hundredths (20.62) feet an arc distance of thirty-one and seventy-six hundredths (31.76) feet to a point;

THENCE S. 06 degrees 13'31" W, by said line of School Street, two hundred twenty-two and twelve hundredths (222.12) feet to a concrete bound found at land now or formerly of Elaine Karath;

THENCE N. 83 degrees 46' 29" W., by said line of Karath one hundred eleven and fifty hundredths (111.50) feet to a point at the land now or formerly of Woods Hole, Martha's Vineyard & Nantucket Steamship Authority;

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THENCE N. 12 degrees 45' 01"E., by land of said Steamship Authority, eighty-two and eighty-nine hundredths (82.89) feet to a Land Court Bound found at a point;

THENCE N. 07 degrees 45' 53" E., by land of said Steamship Authority, one hundred sixty-two and sixty-four (162.64) feet to the point of the beginning.

Containing by calculation, 24,819 square feet of land and being delineated as Parcel A on a plan entitled "Land in Hyannis, Massachusetts, owned by Lewis Bay Motel, Restaurant & Marina, Inc." dated January 24, 1992 and prepared for filing with the Barnstable Registry of Deeds in Plan Book 485, Page 93, by Bouley Brother, Inc. Registered Land Surveyors, Worcester, Massachusetts.


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